Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the registrant [X]
Filed by a party other than the registrant [_]


Check the appropriate box:
[_]      Preliminary proxy statement
[_] Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]      Definitive proxy statement
[_]      Definitive additional materials
[_]      Soliciting material pursuant to Rule 14a-12

                      Lexington B & L Financial Corp.
------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

                    Lexington B & L Financial Corp.
------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
[X]      No fee required.
[_]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-
         11.

(1)      Title of each class of securities to which transaction applies:
               N/A
--------------------------------------------------------------------------------
(2)      Aggregate number of securities to which transactions applies:
               N/A
--------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
               N/A
--------------------------------------------------------------------------------
(4)      Proposed maximum aggregate value of transaction:
               N/A
--------------------------------------------------------------------------------
(5)      Total Fee paid:
               N/A
--------------------------------------------------------------------------------
[_]      Fee paid previously with preliminary materials
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)      Amount previously paid:
               N/A
------------------------------------------------------------------------------
(2)      Form, schedule or registration statement no.:
               N/A
-------------------------------------------------------------------------------
(3)      Filing party:
               N/A
-------------------------------------------------------------------------------
(4)      Date filed:
               N/A
-------------------------------------------------------------------------------

                               December 5, 2000



Dear Stockholder:

         You are cordially invited to attend the annual meeting of stockholders of Lexington B & L Financial Corp. The meeting will be held at the office of B & L Bank, 919 Franklin Avenue, Lexington, Missouri, on Tuesday, January 9, 2001 at 10:00 a.m., local time.

         The notice of annual meeting and proxy statement appearing on the following pages describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Company. Directors and officers of the Company, as well as a representative of Moore, Horton & Carlson, P.C., the Company's independent auditors, will be present to respond to appropriate questions of stockholders.

         It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

         We look forward to seeing you at the meeting.

                                           Sincerely,



                                           /s/ Erwin Oetting, Jr.
                                           Erwin Oetting, Jr.
                                           President and Chief Executive Officer

                        LEXINGTON B & L FINANCIAL CORP.
                              919 Franklin Avenue
                                 P.O. Box 190
                          Lexington, Missouri 64067
                                (660) 259-2247
--------------------------------------------------------------------------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

--------------------------------------------------------------------------------


         The annual meeting of stockholders of Lexington B & L Financial Corp. ("Company") will be held at the office of B & L Bank, 919 Franklin Avenue, Lexington, Missouri, on Tuesday, January 9, 2001, at 10:00 a.m., local time, for the following purposes:

         1.  To elect one director of the Company;

         2. To ratify the appointment of Moore, Horton & Carlson, P.C. as independent auditors for the Company for the fiscal year ending September 30, 2001; and

         3. To transact any other business that may properly come before the meeting.

         NOTE: The Board of Directors is not aware of any other business to come before the meeting.

         Stockholders of record at the close of business on November 17, 2000 are entitled to receive notice of the meeting and to vote at the meeting and any adjournment or postponement of the meeting.

         Please complete and sign the enclosed form of proxy, which is solicited by the Board of Directors, and mail it promptly in the enclosed envelope. The proxy will not be used if you attend the meeting and vote in person.

                                              BY ORDER OF THE BOARD OF DIRECTORS


                                              /s/ E. Steva Vialle
                                              E. Steva Vialle
                                              Secretary

Lexington, Missouri
December 5, 2000

IMPORTANT: The prompt return of proxies will save the Company the expense of further requests for proxies in order to ensure a quorum. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed in the United States.

                        LEXINGTON B & L FINANCIAL CORP.

       -----------------------------------------------------------------

                                PROXY STATEMENT

       -----------------------------------------------------------------


         This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Lexington B & L Financial Corp. ("Lexington" or the "Company") to be used at the annual meeting of stockholders of the Company. The Company is the holding company for B & L Bank and Lafayette County Bank. The annual meeting will be held at the office of B & L Bank, 919 Franklin Avenue, Lexington, Missouri, on Tuesday, January 9, 2001, at 10:00 a.m., local time. This proxy statement and the enclosed proxy card are being first mailed to stockholders on or about December 5, 2000.

--------------------------------------------------------------------------------


                          VOTING AND PROXY PROCEDURE

--------------------------------------------------------------------------------


Who Can Vote at the Meeting

         You are entitled to vote your Lexington common stock if the records of the Company showed that you held your shares as of the close of business on November 17, 2000. As of the close of business on that date, a total of 784,173 shares of Lexington common stock were outstanding and entitled to vote. Each share of common stock has one vote. As provided in the Company's Articles of Incorporation, record holders of the Company's common stock who beneficially own, either directly or indirectly, in excess of 10% of the Company's outstanding shares are not entitled to any vote in respect of the shares held in excess of the 10% limit.

Attending the Meeting

         If you are a beneficial owner of Lexington common stock held by a broker, bank or other nominee (i.e., in "street name"), you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of Lexington common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Vote Required

         The annual meeting will be held if a majority of the outstanding shares of common stock entitled to vote is represented at the meeting. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

         In voting on the election of directors, you may vote in favor of all nominees, withhold votes as to all nominees, or withhold votes as to specific nominees. There is no cumulative voting for the election of directors. Directors must be elected by a plurality of the votes cast at the annual meeting. This means that the nominees receiving the greatest number of votes will be elected. Votes that are withheld and broker non-votes will have no effect on the outcome of the election. In voting on the approval of the ratification of the appointment of Moore, Horton & Carlson, P.C. as independent auditors, you may vote in favor of the proposal, vote against the proposal or abstain from voting. This matter will be decided by the affirmative vote of a majority of the shares present in person or by proxy at the annual meeting. On this matter, abstentions will have the same effect as a negative vote and broker non-votes will have no effect on the voting.

Voting by Proxy

         This proxy statement is being sent to you by the Board of Directors of the Company for the purpose of requesting that you allow your shares of Lexington common stock to be represented at the annual meeting by the persons named in the enclosed proxy card. All shares of Lexington common stock represented at the meeting by properly executed proxies will be voted in accordance with the instructions indicated on the proxy card. If you sign and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company's Board of Directors. The Board of Directors recommends a vote "FOR" each of the nominees for director and "FOR" ratification of Moore, Horton & Carlson, P.C. as independent auditors.

         If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their own judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the meeting in order to solicit additional proxies. If the annual meeting is postponed or adjourned, your Lexington common stock may be voted by the persons named in the proxy card on the new meeting date as well, unless you have revoked your proxy. The Company does not know of any other matters to be presented at the meeting.

         You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy you must either advise the Secretary of the Company in writing before your common stock has been voted at the annual meeting, deliver a later dated proxy, or attend the meeting and vote your shares in person. Attendance at the annual meeting will not in itself constitute revocation of your proxy.

         If your Lexington common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker or bank may allow you to deliver your voting instructions via the telephone or the Internet. Please see the voting instruction form from your broker or bank that accompanies this proxy statement.

Participants in B & L Bank's ESOP

         If you participate in the B & L Bank Employee Stock Ownership Plan, the proxy card represents a voting instruction to the trustees. Each participant in the B & L Bank ESOP may direct the trustees as to the manner in which shares of Lexington common stock allocated to the participant's plan account are to be voted. Unallocated shares of common stock held by the B & L Bank ESOP and allocated shares for which no voting instructions are received will be voted by the trustees in the same proportion as shares for which the trustees have received voting instructions.

--------------------------------------------------------------------------------

                                STOCK OWNERSHIP

--------------------------------------------------------------------------------


         The following table provides information as of November 1, 2000 with respect to persons known to the Company to be the beneficial owners of more than 5% of the Company's outstanding common stock. A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investing power.

                                                                                              Percent of
                                                                 Number of                   Common Stock
Name and Address                                                Shares Owned                  Outstanding
----------------------                                  ----------------------------      -------------------
B & L Bank                                                       101,200(1)                       12.9%
Employee Stock Ownership Plan
919 Franklin Avenue
Lexington, Missouri  64067

Jeffrey L. Gendell                                                55,000(2)                        7.0
Tontine Financial Partners, L.P.
Tontine Management, L.L.C.
200 Park Avenue, Suite 3900
New York, New York 10166

Terry Maltese                                                     77,500(3)                        9.9
Sandler O'Neill Asset Management LLC
SOAM Holdings, LLC
Malta Partners, L.P.
Malta Partners II, L.P.
Malta Hedge Fund, L.P.
Malta Hedge Fund II, L.P.
712 Fifth Avenue. 22nd Floor
New York, New York 10019

Erwin Oetting, Jr.                                                52,786(4)                        6.6
919 Franklin Avenue
Lexington, Missouri 64067

E. Steva Vialle                                                   44,576(5)                        5.6
919 Franklin Avenue
Lexington, Missouri 64067

------------------------------
(1) Includes 44,970 shares that have not been allocated to participants' accounts and 56,230 shares that have been allocated to participants' accounts. Under the terms of the B & L Bank ESOP, the trustees will vote unallocated shares and allocated shares for which no voting instructions are received in the same proportion as shares for which the trustees have received voting instructions from participants. The trustees of the B & L Bank ESOP are Erwin Oetting and E. Steva Vialle, both of whom are directors and executive officers of the Company.
(2) Information concerning the shares owned by Mr. Gendell and related entities was provided by Tontine Financial Partners, L.P.
(3) Information concerning the shares owned by Mr. Maltese and related entities was obtained from an amended Schedule 13D dated February 26, 1998. According to this filing, Mr. Maltese has shared voting and dispositive power with respect to 77,500 shares, Sandler O'Neill Asset Management LLC has shared voting and dispositive power with respect to 77,500 shares, SOAM Holdings, LLC has shared voting and dispositive power with respect to 77,500 shares, Malta Partners, L.P. has shared voting and dispositive power with respect to 35,660 shares, Malta Partners II, L.P. has shared voting and dispositive power with respect to 12,240 shares, Malta Hedge Fund, L.P. has shared voting and dispositive power with respect to 20,340 shares, and Malta Hedge Fund II, L.P. has shared voting and dispositive power with respect to 9,260 shares.
(4) Includes 9,956 shares allocated to Mr. Oetting under the B & L Bank ESOP as to which Mr. Oetting has voting power but not investment power. Also includes 5,060 shares of unvested restricted stock awarded under the Company's 1996 Management Recognition and Development Plan as to which Mr. Oetting has voting power but not investment power and 15,180 shares that may be acquired within 60 days of November 1, 2000 through the exercise of stock options.
(5) Includes 7,342 shares allocated to Mr. Vialle under the B & L Bank ESOP as to which Mr. Vialle has voting power but not investment power. Also includes 5,464 shares of unvested restricted stock awarded under the Company's 1996 Management Recognition and Development Plan as to which Mr. Vialle has voting power but not investment power and 10,626 shares that may be acquired within 60 days of November 1, 2000 through the exercise of stock options.


         The following table provides information about the shares of Lexington common stock that may be considered to be owned by each director or nominee for director of the Company and by all directors and executive officers of the Company as a group as of November 1, 2000. Unless otherwise indicated, each of the named individuals has sole voting power and sole investment power with respect to the shares shown.

                                                  Number of               Number of Shares
                                                 Shares Owned           That May Be Acquired         Percent of
                                                  (Excluding             Within 60 Days By          Common Stock
                     Name                       Options)(1)(2)           Exercising Options        Outstanding(6)
     ------------------------------------   ----------------------    ------------------------   ------------------
     Erwin Oetting, Jr.,                              37,606                  15,180                    6.6%

     Steve Oliaro                                     13,230(3)                3,795                    2.2

     Norman Vialle                                    10,030(4)                3,795                    1.8

     Charles R. Wilcoxon                               9,530                   3,795                    1.7

     E. Steva Vialle                                  33,950(5)               10,626                    5.6

     All Executive Officers and                      163,966                  49,335                   25.6
     Directors as a Group (9 persons)

----------------------------
(1) Shares allocated under the B & L Bank ESOP, as to which the holder has voting power but not investment power, are included as follows: Mr. Oetting, 9,956 shares; Mr. Steva Vialle, 7,342 shares; all executive officers and directors as a group, 29,070 shares.
(2) Shares of unvested restricted stock awarded under Lexington's 1996 Management Recognition and Development Plan as to which the holders have voting power but not investment power are included as follows: Mr. Oetting, 7,590 shares; Messrs. Oliaro, Norman Vialle and Wilcoxon, 1,518 shares each; Mr. E. Steva Vialle, 5,464 shares; and all executive officers and directors as a group, 24,288 shares.
(3) Includes 3,000 shares owned by a company controlled by Mr. Oliaro and 800 shares owned by Mr. Oliaro's spouse.
(4) Includes 8,512 shares owned by trusts for which Mr. Vialle serves as trustee.
(5) Includes 223 shares owned by Mr. Vialle's spouse and 10,000 shares owned by Mr. Vialle's mother over which Mr. Vialle has voting and investment power.
(6) Percentages with respect to each person or group of persons have been calculated on the basis of 784,173 shares of Lexington common stock, which is the number of shares of the Company's common stock outstanding and entitled to vote as of November 1, 2000, plus the number of shares that may be acquired within 60 days of that date through the exercise of stock options.

--------------------------------------------------------------------------------

                      Proposal 1 -- Election Of Directors

--------------------------------------------------------------------------------


         The Company's Board of Directors consists of five members. Three of them are independent directors and two are members of management. The Board is divided into three classes with three-year staggered terms, with approximately one-third of the directors elected each year. One director will be elected at the annual meeting to serve for a three-year term, or until his successor has been elected and qualified. The nominee is E. Steva Vialle, who is currently a director of the Company and B & L Bank.

         It is intended that the proxies solicited by the Board of Directors will be voted for the election of the nominee named above. If the nominee is unable to serve, the persons named in the proxy card would vote your shares to approve the election of any substitute proposed by the Board of Directors. Alternatively, the Board of Directors may adopt a resolution to reduce the size of the Board. At this time, the Board of Directors knows of no reason why the nominee might be unable to serve.

         The Board of Directors recommends a vote "FOR" the election of Mr. Vialle.

         Information regarding the nominee for election at the annual meeting, as well as information regarding the continuing directors whose terms expire in 2001 and 2002, is provided below. Unless otherwise stated, each individual has held his current occupation for the last five years. The age indicated in each individual's biography is as of September 30, 2000. The indicated period for service as a director includes service as a director of B & L Bank. There are no family relationships among the directors and executive officers except that Norman Vialle is the uncle of E. Steva Vialle.

                       Nominee for Election as Directors

         The director standing for election is:

         E. Steva Vialle. Mr. Vialle is Executive Vice President, Chief Operating Officer and Secretary of the Company and B & L Bank. Mr. Vialle is 49 years old and has been a director since 1992.


                        Directors Continuing in Office

         The following directors have terms ending in 2002:

         Erwin Oetting, Jr. Mr. Oetting is the President and Chief Executive Officer of the Company and President, Chairman of the Board and Chief Executive Officer of B & L Bank. Mr. Oetting is 60 years old and has been a director since 1966.

         Steve Oliaro. Mr. Oliaro is the owner of Baker Memorials, Inc. and sole proprietor of Custom Grafix Design, both in Lexington, Missouri. Mr. Oliaro is 55 years old and has been a director since 1989.

         The following directors have terms ending in 2003:

         Norman Vialle. Mr. Vialle is the retired owner and operator of Maid-Rite Drive-In, Lexington, Missouri. Mr. Vialle is 74 years old and has been a director since 1964.

         Charles R. Wilcoxon. Mr. Wilcoxon is a retired businessman. Mr. Wilcoxon is 88 years old and has been a director since 1962.

Meetings and Committees of the Board of Directors

         The Board of Directors of the Company conducts its business through meetings of the Board and its committees. During the fiscal year ended September 30, 2000, the Board of Directors of the Company held seven meetings. No director of the Company attended fewer than 75% of the total meetings of the Board and committees on which such Board member served during this period.

         The entire Board of Directors functions as an audit committee to receive and review reports prepared by the Company's outside auditor and as a compensation committee to review and establish annual employee salary increases and bonuses. During the fiscal year ended September 30, 2000, the Board of Directors met one time in its capacity as an audit committee and one time in its capacity as a compensation committee.

Directors' Compensation

         All of the Directors of the Company currently serve on the Board of Directors of B & L Bank. Directors of B & L Bank received a fee of $750 per month during the year ended September 30, 2000. No additional compensation is paid for service on the Board of Directors of the Company.

         B & L Bank has adopted a retirement plan to help ensure the retention of directors of experience and ability in key positions of responsibility by providing such directors with a retirement benefit upon their retirement from the Board of Directors. The plan provides that a director who retires from the Board with specified years of service will be designated a director emeritus and continue to receive the compensation payable to members of the Board for a period of five years following retirement. The same benefit would be payable to the director (or his designated beneficiary) in the event of his death or disability while serving on the Board if the director was otherwise eligible to receive the normal retirement benefit. In the event of a change in control of B & L Bank (as defined in the plan), the plan provides that all directors would be deemed retired and the then present value of the normal retirement benefit would be payable in a lump sum to each director on the effective date of the change in control.

         During the year ended September 30, 1997, each non-employee director received a grant of 2,530 shares of restricted stock at no cost to the director under the Company's 1996 Management Recognition and Development Plan. Each non-employee director also received options to acquire 6,325 shares of common stock at an exercise price of $15.125 under the Company's 1996 Stock Option Plan. Both the restricted stock and the stock options vest ratably over a five-year period.

--------------------------------------------------------------------------------

                            EXECUTIVE COMPENSATION

--------------------------------------------------------------------------------

Summary Compensation Table

         The following information is furnished for Mr. Oetting. No other executive officer of the Company or its subsidiaries received salary and bonus of $100,000 or more during the year ended September 30, 2000.

                                                                              Long-Term Compensation
                                                                            --------------------------
                                              Annual Compensation                     Awards
                                         ------------------------------     --------------------------
                                                                 Other                      Securities
                                                                 Annual      Restricted     Underlying       All Other
                                                              Compensation  Stock Awards   Options/SARs     Compensation
Name and Principal Positions      Year   Salary($)   Bonus($)    ($)(1)          ($)             (#)            ($)
----------------------------      ----   --------    -------   ----------   -------------   ----------      ------------
Erwin Oetting, Jr.,               2000   $80,875     $8,015    $  9,806(2)        --             --          21,955(3)
   President and Chief            1999    79,560      7,793      10,785           --             --          25,379
   Executive Officer              1998    76,916      7,490       9,796           --             --          33,411

------------------------
(1) Does not include certain additional benefits, the aggregate amounts of which do not exceed 10% of total annual salary and bonus.
(2) Consists of director's fees of $9,000 and a $806 salary received from B & L Bank's service corporation.
(3)  Represents employer contribution to the B & L Bank ESOP.

Option Value at Fiscal Year End

         The following table provides information regarding unexercised stock options for Mr. Oetting as of September 30, 2000. Mr. Oetting did not exercise any stock options during the year ended September 30, 2000.

                                            Number of Securities
                                           Underlying Unexercised            Value of Unexercised
                                              Options at Fiscal            In-the-Money Options at
                  Name                           Year-End (#)               Fiscal Year-End ($) (1)
           --------------------         -----------------------------    ----------------------------
                                        Exercisable    Unexercisable     Exercisable   Unexercisable
                                        ------------   --------------    -----------   --------------
           Erwin Oetting, Jr.              15,180          10,120             --                --


------------------------
(1) Value of unexercised in-the-money stock options equals the market value of shares covered by in-the-money options on September 30, 2000 less the option exercise price. Options are in-the-money if the market value of shares covered by the options is greater than the exercise price.

Employment Agreement

         The Company and B & L Bank have entered into a three-year employment agreement with Mr. Oetting. Under the agreement, the current salary level for Mr. Oetting is $81,894, which amount is paid by B & L Bank and may be increased at the discretion of the Board of Directors or an authorized committee of the Board. On each anniversary of the commencement date of the agreement, the term of the agreement may be extended for an additional year. The agreement is terminable by the Company and B & L Bank at any time or upon the occurrence of certain events specified by federal regulations.

         The employment agreement provides for a severance payment and other benefits in the event of involuntary termination of employment in connection with any change in control of the Company or B & L Bank. A severance payment also will be provided on a similar basis in connection with a voluntary termination of employment where, subsequent to a change in control, Mr. Oetting is assigned duties inconsistent with his positions, duties, responsibilities and status immediately prior to such change in control.

         The severance payment under the employment agreement will equal 2.99 times Mr. Oetting's average annual compensation during the five-year period preceding the change in control. Such amount will be paid in a lump sum within 10 business days following the termination of employment. Section 280G of the Internal Revenue Code states that severance payments that equal or exceed three times the base compensation of the individual are deemed to be "excess parachute payments" if they are contingent upon a change in control. Individuals receiving excess parachute payments are subject to a 20% excise tax on the amount of such payments in excess of base compensation, and the Company would not be entitled to deduct such amount.

         The employment agreement restricts Mr. Oetting's right to compete against the Company and B & L Bank for a period of one year from the date of termination of the agreement if Mr. Oetting voluntarily terminates employment, except in the event of a change in control.

Salary Continuation Agreement

         B & L Bank has entered into a salary continuation agreement with Mr. Oetting to ensure his continued service with B & L Bank through retirement and to provide him with additional financial security at retirement. The agreement provides that if Mr. Oetting remains employed by B & L Bank through the retirement age specified in the agreement, B & L Bank will provide him with monthly benefits of $2,917 for a period of 180 months following retirement. The agreement provides for retirement at age 60 for Mr. Oetting. Under the agreement, Mr. Oetting will vest ratably in his salary continuation benefit over the number of years remaining to the specified retirement age. However, in the event of a change in control of the Company or B & L Bank (as defined in the agreements), Mr. Oetting would be fully vested as of the effective date of the change in control. In the event that Mr. Oetting terminates his employment with the Company or B & L Bank prior to the specified retirement age, the retirement benefit will be reduced to the amount of the vested benefit on the date of termination. In the event of Mr. Oetting's death while employed by the Company or B & L Bank, his designated beneficiary will receive the same benefit as if Mr. Oetting had retired at the specified retirement age.

Defined Benefit Plan

         B & L Bank is a participant in the Financial Institution Retirement Fund ("FIRF"), a multiple employer, non-contributory defined benefit retirement plan. The FIRF plan covers all employees who have completed one year of service and have attained the age of 21 years and provides for monthly retirement benefits determined based on the employee's base salary and years of service after June 1, 1988. The normal retirement age is 65 and the early retirement age is before age 65, but generally after age 55. Normal retirement benefits are equal to 2.0% multiplied by the years of service to B & L Bank and the employee's average salary for the five highest consecutive years preceding retirement. Benefits under the plan are not subject to offset for social security benefits. If an employee elects early retirement, but defers the receipt of benefits until age 65, the formula for computation of early retirement benefits is the same as if the employee had retired at the normal retirement age. However, if the employee elects early retirement and receives benefits prior to age 65, benefits are reduced by applying an early retirement factor based on the number of years the early retirement date precedes age 65. If a participant terminates employment prior to the normal retirement date or early retirement date as a result of disability, the participant would receive the vested percentage of benefits at the participant's normal retirement date. Separate actuarial valuations are not made for individual members of the plan. As of September 30, 2000, Mr. Oetting had
12.5 years of credited service under the plan.

         The following table illustrates annual pension benefits payable at normal retirement age, based on various levels of compensation and years of service.

                                                              Years of Benefit Service
          Highest 5 Year Final              ---------------------------------------------------------------
            Average Earnings                    5            10            15           25           35
-----------------------------------------   ----------    ---------    ----------   ----------   ----------
                $ 10,000                         1,000        2,000         3,000        5,000        7,000
                  20,000                         2,000        4,000         6,000       10,000       14,000
                  30,000                         3,000        6,000         9,000       15,000       21,000
                  40,000                         4,000        8,000        12,000       20,000       28,000
                  60,000                         6,000       12,000        18,000       30,000       42,000
                  80,000                         8,000       16,000        24,000       40,000       56,000
                 100,000                        10,000       20,000        30,000       50,000       70,000
                 120,000                        12,000       24,000        36,000       60,000       84,000
                 130,000                        13,000       26,000        39,000       65,000       91,000

--------------------------------------------------------------------------------

                            AUDIT COMMITTEE REPORT

--------------------------------------------------------------------------------

         The Board of Directors, in its function as the Audit Committee, is responsible for providing independent, objective oversight of the Company's independent auditors, accounting functions and internal controls. The Board of Directors is comprised of five persons, a majority of whom are independent under the National Association of Securities Dealers' listing standards. The Audit Committee acts under a written charter adopted by the Board of Directors, a copy of which is attached to this proxy statement as Appendix A.

         The Audit Committee reviewed and discussed the annual financial statements with management and the independent accountants. As part of this process, management represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee also received and reviewed written disclosures and a letter from the accountants concerning their independence as required under applicable standards for auditors of public companies. The Audit Committee discussed with the accountants the contents of such materials, the accountant's independence and the additional matters required under Statement on Auditing Standards No. 61. Based on such review and discussions, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-KSB for the year ended September 30, 2000 for filing with the Securities and Exchange Commission.

                              Erwin Oetting, Jr.
                                 Steve Oliaro
                                 Norman Vialle
                              Charles R. Wilcoxon
                                E. Steva Vialle

--------------------------------------------------------------------------------

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

--------------------------------------------------------------------------------


         Section 16(a) of the Securities Exchange Act of 1934 requires Lexington's executive officers and directors, and persons who own more than 10% of any registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

         Based solely on its review of the copies of the reports it has received and written representations provided to the Company from the individuals required to file the reports, the Company believes that each of the Company's executive officers and directors has complied with applicable reporting requirements for transactions in Lexington common stock during the fiscal year ended September 30, 2000.

--------------------------------------------------------------------------------

                         TRANSACTIONS WITH MANAGEMENT

--------------------------------------------------------------------------------

         Federal regulations require that all loans or extensions of credit to executive officers and directors of insured financial institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, except for loans made pursuant to programs generally available to all employees, and must not involve more than the normal risk of repayment or present other unfavorable features. B & L Bank and Lafayette County Bank are therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public, except for loans made pursuant to programs generally available to all employees, and has adopted a policy to this effect. In addition, loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, are in excess of the greater of $25,000 or 5% of the institution's capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the Board of Directors.

--------------------------------------------------------------------------------

                     PROPOSAL 2 - RATIFICATION OF AUDITORS
--------------------------------------------------------------------------------

         The Board of Directors has appointed Moore, Horton & Carlson, P.C. to be its independent auditors for the 2001 fiscal year, subject to the ratification by stockholders. A representative of Moore, Horton & Carlson is expected to be present at the annual meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he or she desire to do so.

         If the ratification of the appointment of the auditors is not approved by a majority of the votes cast by stockholders at the annual meeting, other independent public accountants will be considered by the Board of Directors.

              The Board of Directors recommends that stockholders
               vote "FOR" the ratification of the appointment of
                             independent auditors.

--------------------------------------------------------------------------------

                                 MISCELLANEOUS

--------------------------------------------------------------------------------

         The Company will pay the cost of this proxy solicitation. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Lexington common stock. In addition to soliciting proxies by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone. None of these persons will receive additional compensation for these activities. The Company has also hired Regan & Associates, New York, New York, to assist in soliciting proxies at a cost of $2,500 plus expenses up to $1,250.

         The Company's Annual Report to Stockholders has been mailed to all persons who were stockholders as of the close of business on November 17, 2000. Any stockholder who has not received a copy of the Annual Report may obtain a copy by writing to the Secretary of the Company. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated herein by reference.

         A copy of the Company's Form 10-KSB for the fiscal year ended September 30, 2000 as filed with the Securities and Exchange Commission, will be furnished without charge to all persons who were stockholders as of the close of business on November 17, 2000 upon written request to E. Steva Vialle, Corporate Secretary, Lexington B & L Financial Corp., 919 Franklin Avenue, Lexington, Missouri 64062. The Company's Form 10-KSB is also available through the SEC's worldwide website on the Internet (http://www.sec.gov).

--------------------------------------------------------------------------------

                             STOCKHOLDER PROPOSALS

--------------------------------------------------------------------------------

         Proposals that stockholders seek to have included in the proxy statement for Lexington's next annual meeting must be received by the Company no later than August 7, 2001. Any such proposals will be subject to the requirements of the proxy rules adopted by the SEC.

         The Company's Bylaws provide that in order for a stockholder to make nominations for the election of directors or proposals for business to be brought before the annual meeting, a stockholder must deliver notice of such nominations and/or proposals to the Secretary not less than 60 nor more than 90 days prior to the date of the annual meeting; provided that if less than 70 days' notice of the annual meeting is given to stockholders, such notice must be delivered not later than the close of the tenth day following the day on which notice of the annual meeting was mailed to stockholders or public disclosure of the meeting date was made. A copy of the Bylaws may be obtained from the Company.

                                            BY ORDER OF THE BOARD OF DIRECTORS


                                            /s/ E. Steva Vialle
                                            E. Steva Vialle
                                            Secretary

Lexington, Missouri
December 5, 2000

                                                                      Appendix A

                         LEXINGTON B&L FINANCIAL CORP.

                   ________________________________________

                           CHARTER - AUDIT COMMITTEE

                               Mission Statement

     The committee's role is to assist the board of directors in overseeing all material aspects of Lexington B&L Financial Corp.'s (the "Company") financial reporting, internal control, and audit functions, including a particular focus on the qualitative aspects of financial reporting to stockholders, on compliance with significant applicable legal, ethical, and regulatory requirements and to ensure the objectivity of the financial statements. The role also includes maintenance of strong, positive working relationships with management, external and internal auditors, counsel, and other committee advisors.

                                 Organization

     Committee Composition. The committee shall consist of at least two board members, a majority of whom shall be independent of management and the Company. Committee appointments, including selection of the committee chairperson, shall be approved annually by the full board.

     Meetings. The committee shall meet at least quarterly. Additional meetings shall be scheduled as considered necessary by the committee or chairperson. A quorum of the committee shall be declared when a majority of the appointed members of the committee are in attendance.

     External Resources. The committee shall be authorized to access internal and external resources, as the committee requires, to carry out its responsibilities.

                          Roles and Responsibilities

Communication with the Board of Directors and Management

     . The chairperson and others on the committee shall, to the extent appropriate, have contact throughout the year with senior management, the board of directors, external auditors and legal counsel, as applicable, to strengthen the committee's knowledge of relevant current and prospective business issues, risks and exposures. This will include requests by the committee that members of management, counsel, the external auditors, as applicable, participate in committee meetings, as necessary, to carry out the committee's responsibilities.

     . The committee, with input from management and other key committee advisors, shall develop an annual plan, which shall include an agenda and procedures for the review of the Company's quarterly financial data, its year end audit, and the review of the independence of its accountants.

     . The committee, through the committee chairperson, shall report periodically, as deemed necessary, but at least semi-annually, to the full board.

     . The committee shall make recommendations to the full board regarding the compensation to be paid to the external auditors and its views regarding the retention of the auditors for the upcoming fiscal year.

Review of the External Audit

     . The committee shall meet with the external auditors, at least annually, who shall report all relevant issues to the committee.

     . The external auditors, in their capacity as independent public accountants, shall be responsible to the board of directors and the audit committee as representatives of the stockholders.

     . The committee shall review the annual financial statements, including the overall scope and focus of the annual audit. This review shall include a determination of whether the annual financial statements are consistent with the information known to committee members. This review shall also include a review of key financial statement issues and risks, their impact or potential effect on reported financial information, the processes used by management to address such matters, related auditor views, and the basis for audit conclusions. Any important conclusions concerning the year-end audit work shall be discussed by the committee and reported to the full board well in advance of the public release of the annual financial statements.

     . The committee shall annually review the performance (effectiveness, objectivity, and independence) of the external auditors. The committee shall ensure receipt of a formal written statement from the external auditors consistent with standards set by the Independence Standards Board. Additionally, the committee shall discuss with the auditor any relationships or services that may affect auditor objectivity or independence. If the committee is not satisfied with the auditors' assurances of independence, it shall take or recommend to the full board appropriate action to ensure the independence of the external auditor.

     . The committee shall review any important recommendations on financial reporting, controls, other matters, and management's response.

     . If the external auditors identify significant issues relative to the overall board responsibility that have been communicated to management but, in their judgment, have not been adequately addressed, they shall communicate these issues to the committee, and the committee shall inform the full board, if, after its consideration, the committee concurs with the judgement of the external auditors.

Reporting to Stockholders

     . The committee should be briefed on the processes used by management in producing its interim financial statements and review and discuss with management any questions or issues concerning the statements. Any important issues on interim financial statements shall be discussed by the committee well in advance of the public release of the interim financial statements.

     . The committee will ensure that management requires that the external auditors review the financial information included in the Company's interim financial statements before the Company files its quarterly reports with the Securities and Exchange Commission.

     . The committee shall review all major financial reports in advance of filings or distribution, including the annual report.

     . The committee shall annually provide a written summary report of the scope of its activities. This may be identical to the report that shall be included within the proxy statement for the annual meeting. The report shall appear over the names of the audit committee. Such report shall be furnished to and approved by the full board of directors prior to its inclusion in the proxy statement. The report will state whether the committee: (i) has reviewed and discussed the audited financial statements with management; (ii) has discussed with the independent auditors the matters to be discussed by Statement of Auditing Standards No. 61; (iii) has received the written disclosures and the letter from the independent auditors regarding the independence required by Independence Standards Board Standard No. 1; (iv) has discussed with the auditors their independence; and (v) based on the review and discussion of the audited financial statements with management and the independent auditors, has recommended to the board of directors that the audited financial statements be included in the Company's annual report on Form 10-KSB.

     . The Company shall disclose that the committee is governed by a written charter, a copy of which has been approved by the full board of directors. The committee shall review the charter annually, assess its adequacy and propose appropriate amendments to the full board of directors. A copy of the charter shall be filed as an appendix to the proxy statement at least every three years.

Regulatory Examinations

     . The committee shall review the results of examinations by regulatory authorities and management's response to such examinations.

Committee Self Assessment and Education

     . The committee shall review, discuss, and assess its own performance as well as the committee role and responsibilities, seeking input from senior management, the full board, and others.

     . The Committee shall review significant accounting and reporting issues, including recent professional and regulatory pronouncements and understand their impact on the Company's business, results of operation and financial statements.

     While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and in accordance with generally accepted accounting principles. This is the responsibility of management and the external auditor. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the external auditor or to assure compliance with laws and regulations.

                        LEXINGTON B & L FINANCIAL CORP.
                        ANNUAL MEETING OF STOCKHOLDERS

                                January 9, 2001
                        -------------------------------

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints the entire Board of Directors, each with full power of substitution, to act as proxy for the undersigned, and to vote all shares of common stock of Lexington B & L Financial Corp. ("Company") owned of record by the undersigned at the Annual Meeting of Stockholders, to be held on January 9, 2001, at 10:00 a.m., local time, at the office of B & L Bank, 919 Franklin Avenue, Lexington, Missouri, and at any and all adjournments thereof, as designated below with respect to the matters set forth below and described in the accompanying Proxy Statement and, in their discretion, for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve and with respect to any other business that may properly come before the meeting. Any prior proxy or voting instructions are hereby revoked.

     This proxy card will also be used to provide voting instructions to the trustees for any shares of common stock of the Company allocated to participants under the B & L Bank Employee Stock Ownership Plan.

     1. The election as directors of all nominees listed (except as marked to the contrary below).

         E. Steva Vialle

         FOR               VOTE WITHHELD
         ---               -------------

         [_]                    [_]


     2. The ratification of the appointment of Moore, Horton & Carlson, P.C., as independent auditors for the Company for the fiscal year ending September 30, 2001.

         FOR                   AGAINST               ABSTAIN
         ---                   -------               -------
         [_]                     [_]                   [_]

                THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                         EACH OF THE LISTED PROPOSALS

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     This proxy will be voted as directed, but if no instructions are specified, this proxy will be voted "FOR" each of the proposals listed. If any other business is presented at the meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

     The above-signed acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders, a Proxy Statement dated December 5, 2000 and the Annual Report to Stockholders.

     Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

                       Dated:___________________________



                       ________________________________
                       STOCKHOLDER SIGN ABOVE



                       ________________________________
                       CO-HOLDER (IF ANY) SIGN ABOVE




                         _____________________________


                 PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL
               THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.